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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 16, 1999, except for Note 12, as to which the date is January 28, 2000, in the Registration Statement (Form S-1) and related Prospectus of Saba Software, Inc. for the registration of shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Walnut Creek, California
January 28, 2000